UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2014

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 12, 2014, the Board of Directors of Cabot Corporation ("Cabot"), based on the recommendation of the Board’s Governance and Nominating Committee, elected Matthias L.Wolfgruber a director of Cabot and appointed Dr. Wolfgruber to the Board’s Compensation Committee and Safety, Health and Environmental Affairs Committee, both effective September 12, 2014. Dr. Wolfgruber will serve as a director in the class whose terms expire at the Annual Meeting in 2016.
There is no arrangement or understanding between Dr. Wolfgruber and any other person pursuant to which he was selected to become a member of the Board, nor are there any transactions between Dr. Wolfgruber and Cabot or any subsidiary of Cabot that are reportable under Item 404(a) of Regulation S-K.
Dr. Wolfgruber will receive compensation for his service as a non-employee director as described under the heading "Director Compensation" in Cabot’s Proxy Statement for the 2014 Annual Meeting of Stockholders, which description is incorporated herein by reference. As part of such compensation, on September 12, 2014, Dr. Wolfgruber was granted shares of Cabot common stock having a value as close as possible to $25,000.
A copy of the press release announcing Dr. Wolfgruber’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

September 12, 2014	By:	Brian A. Berube

Name: Brian A. Berube
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Cabot Corporation on September 12, 2014